Exhibit 23.3

Consent of Independent Auditor

Century Communities, Inc.

Greenwood Village, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated March 21, 2014, except for Note 8 which is as of April 7, 2014, relating to the consolidated financial statements of Las Vegas Land Holdings, LLC and its subsidiaries, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Las Vegas, Nevada

May 20, 2014